UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on July 20, 2005, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and 9.01(b).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See discussion in Item 2.03.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 14, 2005, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, acquired the 410-room Wyndham Palm Springs hotel in Palm Springs, California from AP/APH Palm Springs, L.P. for approximately $57.1 million. The acquisition was funded by proceeds from the issuance of a $37 million secured loan and from a $25 million borrowing under the Company’s term loan facility. The Company entered into a long-term agreement with Crestline Hotels & Resorts, Inc. to manage the property under a Wyndham license agreement.

In conjunction with the acquisition, the Company assumed a sub-lease agreement for the land underlying the hotel with an initial term ending December 2059, with the right to extend the term an additional 25 years. Annual rent due under the lease is the greater of base rent or percentage rent. Base rent for the years 2005 through 2009 is approximately $0.9 million. Base rent increases every five years over the remaining term of the lease by the increase in the Consumer Price Index (CPI) over that same five-year period; however, the increase in base rent every five years will not be increased by an amount greater than 30% of the base rent for the preceding five-year period. Annual percentage rent is equal to the sum of 4% of rooms gross receipts, 2% of food and beverage gross receipts, and 10% of tenant rentals.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The Company funded a portion of the acquisition with a $37 million financing provided by Connecticut General Life Insurance Company and secured by the Wyndham Palm Springs hotel. The loan bears a fixed annual interest rate of 5.35% and matures on August 1, 2012. Principal payments will commence in August 2007 and will be based on a 30-year amortization period. The loan agreement contains a standard provision that requires the loan servicer to maintain an escrow account over the term of the loan for real estate taxes.

The accompanying pro forma financial information, listed in Item 9.01(b) below, also include the effects of certain other hotel property acquisitions that the Company consummated during the periods presented.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

AP/APH Palm Springs, L.P.

Independent Auditors’ Report
Balance Sheets as of March 31, 2005 (unaudited) and December 31, 2004 and 2003
Statements of Operations and Partners’ Capital for the three months ended March 31, 2005 (unaudited) and 2004 (unaudited) and the years ended December 31, 2004 and 2003
Statements of Cash Flows for the three months ended March 31, 2005 (unaudited) and 2004 (unaudited) and the years ended December 31, 2004 and 2003
Notes to Financial Statements

2

(b) Pro forma financial information

Highland Hospitality Corporation

Pro Forma Consolidated Balance Sheet as of March 31, 2005

Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2005

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004

(c) Exhibits

The following exhibits are filed as part of this Form 8-K/A:

Exhibit Number	Description of Exhibit

23.1	Consent of Deloitte & Touche LLP

99.1	Press release dated July 15, 2005 announcing the acquisition of the Wyndham Palm Springs hotel

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: August 8, 2005	By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

3

INDEPENDENT AUDITORS’ REPORT

To the Partners

AP/APH Palm Springs, L.P.

We have audited the accompanying balance sheets of AP/APH Palm Springs, L.P. (the “Partnership”) as of December 31, 2004 and 2003, and the related statements of operations and partners’ capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

July 8, 2005

AP/APH PALM SPRINGS, L.P.

BALANCE SHEETS

MARCH 31, 2005 (UNAUDITED) AND DECEMBER 31, 2004 AND 2003

	March 31, 2005	December 31,
		2004	2003
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,005,973	$2,312,536	$1,935,406
Restricted cash	3,780,665	2,657,565	502,331
Accounts receivable, net of allowance for doubtful accounts	1,134,312	566,756	496,977
Inventories	112,758	78,728	69,191
Prepaid expenses	872,466	1,311,833	873,527

Total current assets	8,906,174	6,927,418	3,877,432

PROPERTY AND EQUIPMENT—Net	25,216,041	25,349,766	26,013,637

DEPOSITS AND DEFERRED CHARGES	146,886	—	147,288

TOTAL	$34,269,101	$32,277,184	$30,038,357

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable—trade	$499,348	$278,792	$422,218
Accrued compensation and benefits	597,880	585,739	527,434
Accrued interest expense	168,197	131,350	102,555
Accrued taxes	377,424	346,835	110,207
Accrued other expenses	736,684	364,094	674,984
Advanced deposits	217,552	141,438	156,469
Mortgage payable	20,578,129	20,578,129	20,578,129

Total current liabilities	23,175,214	22,426,377	22,571,996

CAPITAL LEASE OBLIGATIONS	202,298	213,129	244,480

Total liabilities	23,377,512	22,639,506	22,816,476

PARTNERS’ CAPITAL	10,891,589	9,637,678	7,221,881

TOTAL	$34,269,101	$32,277,184	$30,038,357

See notes to financial statements.

AP/APH PALM SPRINGS, L.P.

STATEMENTS OF OPERATIONS AND PARTNERS’ CAPITAL

THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED) AND 2004 (UNAUDITED) AND THE

YEARS ENDED DECEMBER 2004 AND 2003

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003
	(Unaudited)
REVENUES:
Rooms	$3,834,782	$4,133,409	$11,769,337	$10,914,462
Food and beverage	1,828,851	2,259,301	6,599,922	5,298,804
Telephone	15,499	22,679	60,853	79,154
Other revenues	124,888	96,372	382,004	327,725

Total revenues	5,804,020	6,511,761	18,812,116	16,620,145

DEPARTMENTAL EXPENSES:
Rooms	754,035	848,428	2,815,488	2,676,204
Food and beverage	1,119,608	1,298,256	4,184,508	3,677,516
Telephone	35,222	38,796	135,827	126,354
Other departmental expenses	61,223	68,326	231,487	155,531

Total departmental expenses	1,970,088	2,253,806	7,367,310	6,635,605

UNALLOCATED OPERATING EXPENSES:
Administration and general	434,802	368,609	1,414,375	1,389,720
Marketing	613,624	514,602	1,925,522	2,051,715
Maintenance	179,241	226,089	818,802	764,586
Utilities	121,872	134,800	702,803	811,156

Total unallocated operating expenses	1,349,539	1,244,100	4,861,502	5,017,177

OTHER OPERATING EXPENSES:
Property taxes	107,772	109,254	429,140	436,851
Rent, insurance and other expenses	393,714	337,346	1,511,023	1,122,804
Management fees	116,080	130,235	376,242	332,403
Depreciation	134,937	382,689	1,584,432	1,995,281

Total other operating expense	752,503	959,524	3,900,837	3,887,339

INCOME FROM OPERATIONS	1,731,890	2,054,331	2,682,467	1,080,024

INTEREST EXPENSE	513,536	362,847	1,519,685	1,381,555

NET INCOME (LOSS)	1,218,354	1,691,484	1,162,782	(301,531)

PARTNERS’ CAPITAL—Beginning of period	9,637,678	7,277,510	7,221,881	4,734,882
Partner contributions	35,557	670,906	1,253,015	3,001,108
Partner distributions	—	—	—	(212,578)

PARTNERS’ CAPITAL—End of period	$10,891,589	$9,639,900	$9,637,678	$7,221,881

See notes to financial statements.

AP/APH PALM SPRINGS, L.P.

STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED) AND 2004 (UNAUDITED) AND THE

YEARS ENDED DECEMBER 2004 AND 2003

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,218,354	$1,691,484	$1,162,782	$(301,531)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	223,070	524,443	1,834,611	2,057,436
Changes in assets and liabilities:
Accounts receivable	(567,556)	(491,271)	(69,778)	(195,854)
Inventories	(34,030)	(6,323)	(9,537)	453
Prepaid expenses	439,367	154,394	(438,306)	44,679
Deposits and deferred charges	(235,020)	(102,891)	(102,891)	(209,442)
Accounts payable	220,556	356,693	(143,426)	187,865
Accrued compensation and benefits	12,141	(44,490)	58,305	(80,888)
Other accrued expenses	440,026	(18,603)	(45,467)	511,424
Advance deposits	76,114	88,848	(15,032)	(46,580)

Net cash provided by operating activities	1,793,022	2,152,284	2,231,261	1,967,562

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in restricted cash	(1,123,100)	(2,290,717)	(2,155,233)	450,006
Purchases of property and equipment	(1,211)	(372,270)	(920,562)	(4,199,937)

Net cash used in investing activities	(1,124,311)	(2,662,987)	(3,075,795)	(3,749,931)

CASH FLOWS FROM FINANCING ACTIVITIES:
Partner contributions	35,557	670,906	1,253,015	3,001,108
Partner distributions	—	—	—	(212,578)
Repayments of long-term debt	—	—	—	(154,335)
Proceeds from capital lease obligations	—	—	—	244,480
Repayments of capital lease obligations	(10,831)	—	(31,351)	—

Net cash provided by financing activities	24,726	670,906	1,221,664	2,878,675

NET INCREASE IN CASH AND CASH EQUIVALENTS	693,437	160,203	377,130	1,096,306

CASH AND CASH EQUIVALENTS—Beginning of period	2,312,536	1,935,406	1,935,406	839,100

CASH AND CASH EQUIVALENTS—End of period	$3,005,973	$2,095,609	$2,312,536	$1,935,406

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—Cash paid for interest	$383,411	$310,851	$1,322,681	$1,201,805

See notes to financial statements.

AP/APH PALM SPRINGS, L.P.

NOTES TO FINANCIAL STATEMENTS

(Information for the three months ended March 31, 2005 and 2004 is unaudited)

1.	DESCRIPTION OF THE BUSINESS

Description of Business and Basis of Presentation —AP/APH Palm Springs, L.P. (the “Partnership”) was created for the purpose of acquiring, owning and holding for investment the Wyndham Palm Springs Hotel (the “Hotel”) in Palm Springs, California. The partnership was formed between AP/APMC-GP, Inc., the general partner, and AP/APH Ventures, LLC, the limited partner in November 1997. As of October 28, 1998, the Partnership purchased the Hotel. The Hotel is a 410-room lodging facility in Palm Springs, California with amenities including a restaurant, banquet facilities, a lounge, swimming pool and a fitness center.

Profits and losses are allocated to the general and limited partners in proportion to, and to the extent of any deficit balance in their respective capital accounts, and thereafter, in accordance with their percentage interests of 1 percent and 99 percent, respectively. Distributions are made from time to time to the general and limited partners in accordance with their respective percentage interests.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Partnership prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. A summary of significant accounting policies is as follows:

a.	Cash and Cash Equivalents—The Partnership considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

b.	Restricted Cash—Restricted cash consists of amounts for interest, real estate taxes, property insurance, ground rent and replacements of furniture, fixtures and equipment remitted to the lender, which holds the mortgage on the Hotel property.

c.	Inventories—Food and beverage inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

d.	Property and Equipment—Property and equipment are stated at cost. Furnishings and equipment consist primarily of room furnishings, kitchen equipment, computer equipment and operating equipment. Depreciation and amortization are computed by the straight-line method over the following estimated useful lives:

Buildings and improvements	10 to 40 years
Furnishings and equipment	5 to 7 years

Improvements are capitalized, while repairs and maintenance are charged to expense as incurred.

e.	Deferred Financing Costs—The Partnership incurred extension fees in connection with the mortgage note. Such fees are capitalized as deferred costs on the accompanying balance sheets and are amortized as interest expense over a twelve month period, the extended term of the related debt.

f.	Long-Lived Assets—Management reviews real estate and other long-lived assets for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized with a write down of the asset to its estimated fair value. The fair value is estimated at the present value of future cash flows discounted at a rate commensurate with management’s estimate of the business risks. Preparation of estimated expected future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning expected future conditions. No impairment of any long-lived assets was recognized during the years ended December 31, 2004 and 2003 or the three months ended March 31, 2005 (Unaudited) and 2004 (Unaudited).

g.	Revenue Recognition—Revenue associated with room rental, food and beverage sales and other recreational amenity use at the Hotel is recognized at the time of sale or rendering of service.

h.	Income Taxes—No provision has been made for federal, state and local income taxes since these taxes are the responsibility of the partners.

i.	Note to Unaudited Interim Financial Statements—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to interim financial statements. In the opinion of management, all adjustments considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature.

j.	Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

k.	New Accounting Pronouncements—In December 2003, the FASB issued Interpretation No. 46R, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, as amended (“FIN 46R”), which requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The adoption of FIN 46R on January 1, 2005 did not have a material impact on the Partnership’s results of operations, financial position, or cash flows.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	March 31, 2005	December 31,
		2004	2003
	(Unaudited)
Buildings and improvements	$27,464,369	$27,470,105	$27,115,964
Furniture, fixtures and equipment	8,224,589	8,217,642	7,651,221

Total	35,688,958	35,687,747	34,767,185

Less accumulated depreciation and amortization	(10,472,917)	(10,337,981)	(8,753,548)

Property and equipment—net	$25,216,041	$25,349,766	$26,013,637

4.	MORTGAGE PAYABLE

The Partnership has a mortgage on the Hotel that is collateralized by the Hotel property. The mortgage represents a portion of the borrowings under a master credit agreement executed by the Partnership and nine affiliated entities that share the same ownership as the Partnership. The original note was issued in October 1998 and called for interest only payments until January 1, 2001, when the balance ($20,578,129) was due in full. In an amendment to the master credit agreement that was effective January 1, 2001, the term of the note was extended until January 1, 2002.

The master credit agreement was further amended and restated (the “Restated Agreement”) effective January 1, 2002, which extended the maturity until December 31, 2002, with two optional additional extension periods maturing December 31, 2003 and 2004.

Effective January 1, 2003, the Partnership executed the first extension option (the “First Extension”) under the Restated Agreement, extending the maturity to December 31, 2003. Under the First Extension of the Restated Agreement, interest is payable monthly at LIBOR plus 4.5% (5.63% at December 31, 2003). In connection with the First Extension, the Partnership incurred extension fees of $102,891 in 2003.

In November 2003, the Partnership executed the second extension option (the “Second Extension”) under the Restated Agreement, extending the maturity date to December 31, 2004. Under the Second Extension of the Restated Agreement, interest is payable monthly at LIBOR plus 5% (7.31% at December 31, 2004). In connection with the Second Extension, the Partnership incurred extension fees of $102,891 in 2004.

Effective January 1, 2005, the Partnership executed the forbearance agreement, (the “Forbearance Agreement”) to extend the maturity date of the loan to the earlier of a) a default under the Forbearance Agreement, as defined, b) the sale, lease or financing of all or substantially all the collateral or equity interest in the Partnership as defined per the Forbearance Agreement or c) the later of August 31, 2005 or December 31, 2005 (the “Extension Option”), in the event the Extension Option under the Forbearance Agreement is exercised. In connection with the execution of the Forbearance Agreement a Forbearance Fee equal to 1% of the outstanding principal balance as of January 1, 2005 or $205,781 has been recorded. One half of the Forbearance Fee is due on execution of the Forbearance Agreement and the second half is due July 1, 2005. Additionally, an extension fee equal to one half of one percent of the outstanding principal balance as of September 1, 2005 may be incurred if the sale of the property is not completed by such date and the Extension Option is executed. Under the Forbearance Agreement, interest is payable monthly at LIBOR plus 5.50% (7.75 % at March 31, 2005 (Unaudited)).

5.	MANAGEMENT AGREEMENT AND RELATED PARTIES

Management Agreement—The Partnership has an agreement with Wyndham Management Corporation (“Wyndham”) to operate the Hotel pursuant to the terms of the Management Agreement dated September 1, 2001. Under the terms of the agreement, Wyndham receives a base management fee equal to two percent of gross receipts, as defined, and an incentive management fee equal to ten percent the amount, if any, by which net operating income, as defined exceeds $6,032,000 in a given year. The management agreement expires on August 31, 2006, and is automatically renewed for an additional five-year period unless terminated by the Partnership or Wyndham upon 90 days’ written notice prior to the expiration date. If the agreement is terminated early, there may be a termination fee payable to Wyndham equal to three times the average monthly base management fee as defined. Base management fee expense was $116,080 and $130,235 for the three months ended March 31, 2005 (Unaudited) and 2004 (Unaudited), respectively, and $376,242 and $332,403, for the years ended December 31, 2004 and 2003, respectively. There were no incentive management fees incurred for the three months ended March 31, 2005 (Unaudited) and 2004 (Unaudited), or for the years ended December 31, 2004 and 2003 pursuant to the terms of the Management Agreement.

Related Parties—In connection with its operation and Wyndham’s customary practices, the Partnership incurred charges for services, programs and allocated costs related to franchise programs from Wyndham and certain of its subsidiaries and affiliates for the years ended December 31 as follows:

	2004	2003
Chain allocation	$438,703	$521,553
Coordinated marketing services	236,734	193,922

Group NSO	91,758	156,148
Insurance	439,280	521,411
Data processing services	61,183	25,565

At December 31, 2004 and 2003, amounts included in accounts payable related to the above amounts were $162,673 and $219,710, respectively.

6.	EMPLOYEE BENEFIT PLANS

Wyndham has a defined contribution plan under Section 401(k) of the Internal Revenue Code. All employees who are over 21 years of age and have completed one year of service are eligible to participate in the plan. The plan allows employees to make tax-deferred salary contributions. The aggregate expense under the plan amounted to $18,696 and $19,604 for the years ended December 31, 2004 and 2003, respectively.

Wyndham also maintains a self-insured group health plan through a Voluntary Employee Benefit Association. The plan is funded to the limits provided by the Internal Revenue Service, and liabilities have been recorded for estimated incurred but unreported claims. Aggregate and stop loss insurance exists at amounts that limit Wyndham’s exposure. The aggregate expense related to such plan amounted to $791,807 and $327,657 for the years ended December 31, 2004 and 2003, respectively.

7.	LEASES

The Partnership acquired a phone system in January 2003 under a capital lease obligation. Annual lease payments including principal and interest total $58,411 and $11,739 for the years ended December 31, 2004 and 2003, respectively. Future minimum payments under the agreement for the years ended December 31, are as follows:

Year Ended December 31,
2005	$58,411
2006	58,411
2007	58,411
2008	58,411
2009	19,470

Total	$253,114

The Partnership is operated subject to a sub-ground lease with the City of Palm Springs, which has a master ground lease from individuals of the Agua Caliente Indian Tribe. The lease expires on December 30, 2059, with the right to extend the terms an additional 25 years. The current annual amount due under the lease is $729,694. However, this amount can be adjusted every five years through a cost of living adjustment.

The Partnership also leases certain equipment under operating leases, which provide for rental payments based on a minimum rental. Future minimum rental amounts from noncancelable operating leases, including payments under the sub-ground lease, for the years ended December 31, are as follows:

Year Ended December 31,
2005	$903,605
2006	892,613
2007	877,682
2008	869,531
2009	864,366

Total	$4,407,797

Rent expense was $790,494 and $790,327 for the years ended December 31, 2004 and 2003, respectively.

8.	STORE RENTALS AND CONCESSIONS

The Partnership leases Hotel space to various tenants on a month-to-month basis or over terms ranging from 1 to 5 years. The leases generally provide for fixed minimum monthly rent as well as tenants’ payments for their pro rata share of taxes and insurance, common area maintenance and expenses associated with the Hotel space.

Future minimum lease income under existing noncancelable leases for the years ended December 31, is as follows:

Year Ended December 31,
2005	$38,055
2006	38,465
2007	38,260
2008	22,481
2009	6,600
Thereafter	9,900

Total	$153,761

Rental income was $62,603 and $59,237 for the years ended December 31, 2004 and 2003, respectively.

9.	COMMITMENTS AND CONTINGENCIES

The Partnership is subject to legal proceedings arising in the ordinary course of business, many of which are covered in whole or in part by insurance. In the Partnership’s opinion, the ultimate disposition of these matters will not materially affect the financial position, results of operations or cash flows of the Partnership.

10.	SUBSEQUENT EVENTS

On May 13, 2005, the Partnership entered into an agreement to sell the Hotel and its hotel operations, including, among other things, the Hotel amenities, and all tangible personal property used in the operation of the Hotel, including, among other things, linens, towels, china, glassware, carpets, mattresses and guest supplies for $57,000,000. On July 14, 2005, the Hotel and its hotel operations were sold.

*  *  *  *  *  *

PRO FORMA FINANCIAL INFORMATION OF HIGHLAND HOSPITALITY CORPORATION

Highland Hospitality Corporation (the “Company”) commenced operations on December 19, 2003 when it completed its initial public offering (“IPO”) and concurrently acquired its first three hotel properties. On December 29, 2003 and December 30, 2003, the Company acquired two additional hotel properties. As of December 31, 2003, the Company owned five hotel properties. For the year ended December 31, 2004, the Company acquired 12 hotel properties. The hotel properties acquired and their respective acquisition dates were as follows:

Property	Number of Rooms	Location	Acquired
Hilton Tampa Westshore	238	Tampa, FL	January 8, 2004

Hilton Garden Inn BWI Airport	158	Linthicum, MD	January 12, 2004

Dallas/Fort Worth Airport Marriott	491	Dallas/Fort Worth, TX	May 10, 2004

Residence Inn Tampa Downtown	109	Tampa, FL	August 2, 2004

Courtyard Savannah Historic District	156	Savannah, GA	August 2, 2004

Hyatt Regency Wind Watch Long Island	360	Hauppauge, NY	August 19, 2004

Courtyard Boston Tremont	322	Boston, MA	August 19, 2004

Crowne Plaza Atlanta-Ravinia	495	Atlanta, GA	August 19, 2004

Hilton Parsippany	510	Parsippany, NJ	August 19, 2004

Radisson Mount Laurel	283	Mount Laurel, NJ	September 1, 2004

Omaha Marriott	299	Omaha, NE	September 15, 2004

Courtyard Denver Airport	202	Denver, CO	September 17, 2004

The results of operations for each of the hotel properties are included in the Company’s historical consolidated statements of operations from their respective acquisition dates.

On February 4, 2005, the Company acquired the 196-room Sheraton Annapolis hotel in Annapolis, Maryland. The results of operations for the Sheraton Annapolis hotel are included in the Company’s historical consolidated statements of operations from its acquisition date.

On April 15, 2005, the Company acquired the 332-room Tucancun Beach Resort and Villas in Cancun, Mexico. The results of operations for the Tucancun Beach Resort and Villas are not included in the Company’s historical consolidated statements of operations for the three months ended March 31, 2005, as the acquisition occurred subsequent to March 31, 2005.

On July 14, 2005, the Company acquired the 410-room Wyndham Palm Springs hotel in Palm Springs, California. The results of operations for the Wyndham Palm Springs hotel are not included in the Company’s historical consolidated statements of operations for the three months ended March 31, 2005, as the acquisition occurred subsequent to March 31, 2005.

The pro forma financial information of Highland Hospitality Corporation set forth below is based on the unaudited consolidated financial statements as of and for the three months ended March 31, 2005 and the audited consolidated financial statements for the year ended December 31, 2004. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2005 and the year ended December 31, 2004 reflect the 2004 hotel property acquisitions described above, as well as the acquisition of the Sheraton Annapolis hotel, the Tucancun Beach Resort and Villas, and the Wyndham Palm Springs hotel, as if those transactions had been completed at the beginning of the periods presented.

The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its Form 10-K.

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HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2005

(in thousands, except share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisition Adjustment (1)	Previous Financing Adjustment (2)	Borrowing Under Term Loan Facility (3)	CIGNA Financing (4)	Acquisition of Wyndham Palm Springs Hotel (5)	Pro Forma Highland Hospitality Corporation
ASSETS
Investment in hotel properties, net	$605,237	$32,447	$—	$—	$—	$57,500	$695,184
Asset held for sale	3,000	—	—	—	—	—	3,000
Deposits on hotel property acquisitions	8,378	(310)	—	—	—	—	8,068
Cash and cash equivalents	43,720	(35,424)	15,000	25,000	36,798	(57,034)	28,060
Restricted cash	32,019	—	—	—	67	—	32,086
Accounts receivable, net of allowance for doubtful accounts of $165 at March 31, 2005	10,100	—	—	—	—	240	10,340
Prepaid expenses and other assets	10,880	3,287	—	—	—	515	14,682
Deferred financing costs, net of accumulated amortization of $450 at March 31, 2005	4,590	—	—	—	185	—	4,775

Total assets	$717,924	$—	$15,000	$25,000	$37,050	$1,221	$796,195

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$341,932	$—	$15,000	$25,000	$37,050	$—	$418,982
Accounts payable and accrued expenses	16,694	—	—	—	—	1,221	17,915
Dividends/distributions payable	5,724	—	—	—	—	—	5,724
Other liabilities	2,835	—	—	—	—	—	2,835

Total liabilities	367,185	—	15,000	25,000	37,050	1,221	445,456

Minority interest in operating partnership	6,978	—	—	—	—	—	6,978
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding at March 31, 2005	—	—	—	—	—	—	—
Common stock, $.01 par value; 500,000,000 shares authorized; 40,144,699 shares issued at March 31, 2005	401	—	—	—	—	—	401
Additional paid-in capital	368,081	—	—	—	—	—	368,081
Treasury stock, at cost; 81,548 shares at March 31, 2005	(912)	—	—	—	—	—	(912)
Unearned compensation	(5,409)	—	—	—	—	—	(5,409)
Cumulative dividends in excess of net income	(18,400)	—	—	—	—	—	(18,400)

Total stockholders’ equity	343,761	—	—	—	—	—	343,761

Total liabilities and stockholders’ equity	$717,924	$—	$15,000	$25,000	$37,050	$1,221	$796,195

Footnotes:

(1)	Reflects the Tucancun Beach Resort and Villas acquisition on April 15, 2005 (see Company’s Form 8-K/A filed on June 28, 2005).

(2)	Reflects the proceeds from the borrowing of $15,000 under the Company’s term loan facility to fund a portion of the Tucancun Beach Resort and Villas acquisition (see Company’s Form 8-K/A filed on June 28, 2005).

(3)	Reflects the proceeds from the borrowing of $25,000 under the Company’s term loan facility to fund a portion of the Wyndham Palm Springs hotel acquisition.

(4)	Reflects the proceeds, net of deferred financing costs and required escrow deposits, associated with the issuance of a $37,050 mortgage loan related to the CIGNA financing.

(5)	Reflects the acquisition of the Wyndham Palm Springs hotel as if it had occurred on March 31, 2005 for approximately $57.1 million. The pro forma adjustment reflects the following:

Cash paid of $57,034 (net of cash acquired);

Purchase of building and furniture, fixtures and equipment of $57,500; and

Assumption of net negative working capital of $431.

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HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2005

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisitions Adjustment (1)	Previous Financing Adjustment (2)	Borrowing Under Term Loan Facility (3)	CIGNA Financing (4)	Acquisition of Wyndham Palm Springs Hotel (5)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$32,634	$1,786	$—	$—	$—	$3,835	$—		$38,255
Food and beverage	15,661	2,311	—	—	—	1,829	—		19,801
Other	1,866	92	—	—	—	140	—		2,098

Total revenue	50,161	4,189	—	—	—	5,804	—		60,154

EXPENSES
Hotel operating expenses:
Rooms	7,908	395	—	—	—	754	—		9,057
Food and beverage	10,956	688	—	—	—	1,120	—		12,764
Other direct	1,006	94	—	—	—	96	—		1,196
Indirect	19,258	1,169	—	—	—	1,967	—		22,394

Total hotel operating expenses	39,128	2,346	—	—	—	3,937	—		45,411
Depreciation and amortization	4,708	128	—	—	—	135	556	(6)	5,527
Corporate general and administrative:
Stock-based compensation	773	—	—	—	—	—	—		773
Other	1,811	—	—	—	—	—	—		1,811

Total operating expenses	46,420	2,474	—	—	—	4,072	556		53,522

Operating income	3,741	1,715	—	—	—	1,732	(556)		6,632

Interest income	317	1	—	—	—	—	—		318
Interest expense	5,275	82	193	395	502	514	(596	)(7)	6,365
Foreign currency translation loss	—	(54)	—	—	—	—	—		(54)

Income (loss) before minority interest in operating partnership and income taxes	(1,217)	1,580	(193)	(395)	(502)	1,218	40		531
Minority interest in operating partnership	2	—	—	—	—	—	(48	)(8)	(46)
Income tax benefit	1,219	—	—	—	—	—	221	(9)	1,440

Net income (loss)	$4	$1,580	$(193)	$(395)	$(502)	$1,218	$213		$1,925

Earnings per share:
Basic	$—								$.05
Diluted	$—								$.05

Weighted average number of common shares outstanding:
Basic	39,376,737								39,376,737
Diluted	39,518,450								39,518,450

Footnotes:

(1)	Reflects the results of operations of the Sheraton Annapolis hotel prior to the Company’s acquisition of the hotel on February 4, 2005 and the results of operations of the Tucancun Beach Resort and Villas (see Company’s Form 8-K/A filed on June 28, 2005).

(2)	Reflects the interest expense associated with the additional borrowing of $15,000 under the Company’s term loan facility (see Company’s Form 8-K/A filed on June 28, 2005).

(3)	Reflects the interest expense associated with the additional borrowing of $25,000 under the Company’s term loan facility to fund a portion of the Wyndham Palm Springs hotel acquisition.

(4)	Reflects the interest expense associated with the issuance of a $37,050 mortgage loan on July 14, 2005 to fund a portion of the Wyndham Palm Springs hotel acquisition.

(5)	Reflects the historical unaudited statement of operations of the Wyndham Palm Springs hotel for the three months ended March 31, 2005.

(6)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(7)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the Tucancun Beach Resort and Villas and Wyndham Palm Springs hotel acquisitions.

(8)	Reflects adjustment to minority interest in income of the operating partnership related to the results of operations for the Sheraton Annapolis hotel acquisition on February 4, 2005, the Tucancun Beach Resort and Villas acquisition, and the Wyndham Palm Springs hotel acquisition that were not included in the Company’s historical results of operations for the three months ended March 31, 2005, and the pro forma adjustments.

(9)	Reflects adjustment to income taxes related to the results of operations for the Sheraton Annapolis hotel acquisition on February 4, 2005, the Tucancun Beach Resort and Villas acquisition, and the Wyndham Palm Springs hotel acquisition that were not included in the Company’s historical results of operations for the three months ended March 31, 2005, and the pro forma adjustments.

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HIGHLAND HOSPITALITY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except share and per share data)

	Historical Highland Hospitality Corporation	Previous Hotel Acquisitions Adjustment (1)	Previous Financings Adjustment (2)	Borrowing Under Term Loan Facility (3)	CIGNA Financing (4)	Acquisition of Wyndham Palm Springs Hotel (5)	Pro Forma Adjustments		Pro Forma Highland Hospitality Corporation
REVENUE
Rooms	$85,389	$64,676	$—	$—	$—	$11,769	$—		$161,834
Food and beverage	42,193	34,017	—	—	—	6,600	—		82,810
Other	5,429	3,426	—	—	—	443	—		9,298

Total revenue	133,011	102,119	—	—	—	18,812	—		253,942

EXPENSES
Hotel operating expenses:
Rooms	20,013	15,177	—	—	—	2,815	—		38,005
Food and beverage	30,402	19,584	—	—	—	4,185	—		54,171
Other direct	3,134	2,108	—	—	—	367	—		5,609
Indirect	47,857	37,912	—	—	—	7,178	—		92,947

Total hotel operating expenses	101,406	74,781	—	—	—	14,545	—		190,732
Depreciation and amortization	11,564	—	—	—	—	1,584	8,961	(6)	22,109
Corporate general and administrative:
Stock-based compensation	3,122	—	—	—	—	—	—		3,122
Other	6,414	—	—	—	—	—	—		6,414

Total operating expenses	122,506	74,781	—	—	—	16,129	8,961		222,377

Operating income	10,505	27,338	—	—	—	2,683	(8,961)		31,565

Interest income	1,206	4	—	—	—	—	—		1,210
Interest expense	8,413	121	14,798	1,578	2,009	1,520	(1,641	)(7)	26,798
Foreign currency translation gain	—	40	—	—	—	—	—		40

Income (loss) before minority interest in operating partnership and income taxes	3,298	27,261	(14,798)	(1,578)	(2,009)	1,163	(7,320)		6,017

Minority interest in operating partnership	(102)	—	—	—	—	—	(66	)(8)	(168)
Income tax benefit (expense)	1,070	—	—	—	—	—	104	(9)	1,174

Net income (loss)	$4,266	$27,261	$(14,798)	$(1,578)	$(2,009)	$1,163	$(7,282)		$7,023

Earnings per share:
Basic	$0.10								$.17
Diluted	$0.10								$.17

Weighted average number of common shares outstanding:
Basic	39,093,691								39,093,691
Diluted	39,401,196								39,401,196

Footnotes:

(1)	Reflects the results of operations of the 12 hotels acquired in 2004 for the period prior to their acquisition, the results of operations of the Sheraton Annapolis hotel acquired on February 4, 2005, and the results of operations of the Tucancun Beach Resort and Villas acquired on April 15, 2005 (see Company’s Form 8-K/A filed on June 28, 2005).

(2)	Reflects the interest expense associated with the issuance and assumption of long-term debt related to the 2004 hotel acquisitions and the acquisition of the Tucancun Beach Resort and Villas on April 15, 2005 (see Company’s Form 8-K/A filed on June 28, 2005).

(3)	Reflects the interest expense associated with the additional borrowing of $25,000 under the Company’s term loan facility to fund a portion of the Wyndham Palm Springs hotel acquisition.

(4)	Reflects the interest expense associated with the issuance of a $37,050 mortgage loan on July 14, 2005 to fund a portion of the Wyndham Palm Springs hotel acquisition.

(5)	Reflects the historical audited statement of operations of the Wyndham Palm Springs hotel for the year ended December 31, 2004.

(6)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 15 to 40 years for building and building improvements and three to ten years for furniture, fixtures and equipment.

(7)	Reflects adjustment to remove interest expense associated with debt which was not assumed in conjunction with the acquisition of the Tucancun Beach Resort and Villas and the Wyndham Palm Springs hotel.

(8)	Reflects adjustment to minority interest in income of the operating partnership related to the results of operations for the 2004 hotel property acquisitions, the Sheraton Annapolis hotel acquisition on February 4, 2005, the Tucancun Beach Resort and Villas acquisition on April 15, 2005, and the Wyndham Palm Springs hotel acquisition that were not included in the Company’s historical results of operations for year ended December 31, 2004, and the pro forma adjustments.

(9)	Reflects adjustment to income taxes related to the results of operations for the 2004 hotel property acquisitions, the Sheraton Annapolis hotel acquisition on February 4, 2005, the Tucancun Beach Resort and Villas acquisition on April 15, 2005, and the Wyndham Palm Springs hotel acquisition that were not included in the Company’s historical results of operations for year ended December 31, 2004, and the pro forma adjustments.

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